    MDU RESOURCES GROUP, INC.
    EXECUTIVE INCENTIVE COMPENSATION PLAN

I.    ESTABLISHMENT AND PURPOSE

This Executive Incentive Compensation Plan (this “Plan”), as amended and restated as of February 13, 2025, and as may be subsequently amended from time to time, of MDU Resources Group, Inc. (the “Company”), is to provide an incentive for officers and key employees of the Company and its subsidiaries to focus their efforts on the achievement of performance objectives.

II.     DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings set forth below.

“Administrator” has the meaning ascribed in Article IV.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation Committee” shall be the Compensation and Human Capital Committee of the Board.

“Participants” for any Plan Year shall be those employees who have been approved by the appropriate Administrator as eligible for participation in the Plan for such Plan Year.

“Plan Year” means the calendar year.

“Service Year” means the Plan Year during which the services giving rise to the incentive award are performed.

“Year of Service” means any calendar year in which a Participant was employed by the Company or any subsidiary thereof and worked over 1,000 hours during such year.

III.    BASIC PLAN CONCEPT

The Plan provides an opportunity to earn annual incentive compensation based on the achievement of specified annual performance measures. A target incentive award for each Participant within the Plan is established by the Administrator. The target incentive award represents the amount to be paid, subject to the achievement of the performance measures established each year. Larger incentive awards than target may be authorized when performance exceeds targets; lesser amounts or no amount may be paid when performance is below target. As set forth in Section IX, the Administrator reserves the right at any time to modify the amount of any payment of an incentive under the Plan.

IV.    ADMINISTRATION

The Plan shall be administered by the Administrator. With respect to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Compensation Committee of the Board of Directors will be the Administrator. With respect to employees who are not subject to Section 16 of the Exchange Act, the Chief Executive Officer shall be the Administrator with respect to Company employees.

The Administrator shall approve the list of eligible Participants and the threshold, target, and maximum (if any) incentive award level for each Participant within the Plan. The Plan’s performance measure targets for the year shall be approved by the Administrator no later than 90 days after the beginning of that Plan Year. The Administrator shall have final discretion to determine actual award payment levels, and whether or not payments shall be made for any Plan Year.

The Administrator may, at any time and from time to time, alter, amend, supersede, or terminate the Plan in whole or in part, provided that, without the written consent of the Participant, no termination, amendment, or modification of the Plan shall materially and adversely affect any award for which all requirements for payment have been satisfied, unless such termination, modification, or amendment is permitted pursuant to the terms of the Plan or required by applicable law.

V.    ELIGIBILITY

Employees eligible to participate in the Plan will be selected by the Administrator in its sole discretion. Nothing in the Plan shall interfere with or limit in any way the right of an employer to terminate any Participant’s employment at any time, for any reason or no reason in its sole discretion, or confer upon any Participant any right to remain employed by the employer. No employee shall have the right to be selected to receive an award under the Plan, or, having been so selected, to be selected to receive a future award.

    VI.    PLAN PERFORMANCE MEASURES

The Administrator will annually establish and evaluate performance measures based on the achievement of specified objectives. Performance measures may be based on the performance of the Company, any subsidiary, or any other operating unit, level, business segment, division, or function thereof, and may be applied either alone or relative to the performance of other businesses or individuals (including industry or general market indices). The Administrator may assign different performance measures and/or different weights to performance measures for each Participant.

The Administrator may establish threshold, target, and maximum or other award levels annually for some or all of the established performance measures. The Administrator will retain the right to make all interpretations as to the actual attainment of the desired performance measure and may determine whether any unusual circumstances, including ones beyond the control of management, need to be considered in determining the degree to which a performance measure has been attained.

VII.    TARGET INCENTIVE AWARDS

Target incentive awards are expressed as a percentage of each Participant’s base salary. These percentages may vary by position and may reflect larger reward opportunity for positions having greater effect on the perceived establishment and accomplishment of the performance objectives. A schedule showing the target awards as a percentage of the Participant’s base salary for eligible positions will be prepared for each Plan Year.

VIII.    TARGET INCENTIVE AWARDS PAYOUT DETERMINATION

At the close of each Plan Year, an analysis shall be prepared showing the actual performance results in relation to each of the target performance measures, if applicable. This will be provided to the Administrator for review and comparison to threshold, target, and maximum or other performance levels, if applicable. The Administrator will then determine the amount of each Participant’s incentive award. Each Participant’s award will generally be based upon the level of actual performance achieved relative to the established performance measures, as determined by the Administrator.

IX.    ADJUSTMENT TO AWARDS

The Administrator may, in its sole discretion, and for any reason modify (including by increasing or reducing) the amount of any Participant’s award. There is no obligation of uniformity of treatment of Participants under the Plan.

X.    PAYMENT OF AWARDS

Except as provided below or as otherwise determined by the Administrator, in order to receive an award payment under the Plan, the Participant must remain in the employment of the Company or one of its subsidiaries for the entire Service Year. If a Participant terminates employment during the Service Year after the Participant’s 60th birthday and after having at least 10 Years of Service, determination of whether the performance measures have been met will be made at the end of the Service Year, and to the extent met, payment of the award will be made to the Participant, prorated. Proration of awards shall be based upon the number of days of employment during the Service Year. The prorated award shall be paid as soon as practicable in the year following the Service Year, but in all events between January 1 and March 15.

A Participant who transfers between the Company and one of its subsidiaries during the Plan Year may receive a prorated award at the discretion of the Administrator.

Unless otherwise expressly provided for under the operative retirement plan document, payments made under the Plan will not be considered part of any “compensation” definition for any pension or 401(k) Plan. Payments will be made in cash as soon as practicable in the year following the Service Year, but in all events between January 1 and March 15.

To the extent approved by the Administrator of the Plan with respect to employees of the Company or its subsidiaries, as applicable, incentive awards may be deferred in accordance with the deferral election rules and provisions of the MDU Resources Group, Inc. Deferred Compensation Plan.

XI.    ACCOUNTING RESTATEMENTS

This Article XI shall apply to incentive granted to all participants in the Plan. Notwithstanding anything in the Plan to the contrary, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company or the Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Company’s Incentive Compensation Recovery Policy, as it may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the U.S. Securities and Exchange Commission and the New York Stock Exchange.

XII.    GENERAL PROVISIONS

Non-transferability. A person’s rights and interests under the Plan or any amounts payable under the Plan may not be assigned, pledged, or transferred.

No Right to Employment. Nothing in the Plan shall confer upon any person the right to continue in the employment of the Company or any subsidiary thereof or affect the right of the Company or any subsidiary thereof to terminate the employment of any Participant.

Withholding. The Company or any subsidiary thereof shall have the right to withhold from any payment under the Plan, any federal, state, or local income and/or payroll taxes required by law to be withheld and to take such other action as the Administrator may deem advisable to enable the Company or any subsidiary thereof and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any payment.
Unfunded Status. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company or any subsidiary thereof and any Participant, beneficiary, or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of Delaware without regard to conflicts of law.

Section 409A of the Code. It is intended that any payment under the Plan qualifies as a short-term deferral exempt from the requirements of Section 409A of the Code. In the event that any payment does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. The Plan shall be interpreted and construed accordingly.